UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to

Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2015

Medytox Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54346	90-0902741
(State or Other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 S. Australian Avenue Suite 800 West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

561-855-1626
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Consulting Agreement

On June 30, 2015, Medytox Solutions, Inc. ("Medytox" or the "Company") entered into an Amendment to Consulting Agreement, dated as of June 30, 2015, by and between SS International Consulting, Ltd. ("Consultant") and Medytox (the "SS Amendment"). Sebastien Sainsbury, Secretary of Medytox and a former director of Medytox, is the sole manager of Consultant. Pursuant to the SS Amendment, on June 30, 2015, Medytox issued 200,000 shares of restricted common stock of Medytox to the Consultant.

A copy of the SS Amendment is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adams Employment Agreement

Effective as of September 12, 2015, Medytox appointed Jason P. Adams as the Company's Chief Financial Officer.

Mr. Adams, age 34, commenced employment with the Company in September 2015, and was appointed Chief Financial Officer on September 12, 2015. Prior to joining Medytox, Mr. Adams was the Chief Financial Officer of West Central Behavioral Health, a provider of behavioral health services in the state of New Hampshire, from March 2014 until September 2015. Prior to his involvement with West Central Behavioral Health, he held similar positions with Alico, Inc., from April 2012 until March 2014, and the Source Interlink Companies, Inc., from February 2006 through April 2012. Mr. Adams holds a BS degree in Accounting from Castleton University, and a Colorado CPA designation.

Mr. Adams entered into a two-year employment agreement with the Company effective September 9, 2015, pursuant to which he will be compensated at the rate of $200,000 per annum, and will be entitled to participate in any annual bonus plans that may be approved by the Company's Board of Directors. In addition, Mr. Adams will be entitled to receive 33,000 stock options under the Company's option plan on December 31, 2015 and 100,000 stock options under the Company’s option plan on each December 31 thereafter under the Company’s options plan then in effect so long as Mr. Adams remains employed with the Company on December 31st of each calendar year during the term of the employment agreement.

There are no family relationships between Mr. Adams and any of Medytox's directors and executive officers and Medytox has not entered into any transactions with Mr. Adams that would require disclosure under Item 404(a) of Regulation S-K.

The foregoing description is qualified by reference to Mr. Adams' employment agreement, a copy is attached as Exhibit 10.2 to this report and is incorporated herein by reference.

Interim Chief Financial Officer

Jeffrey L. Wadman served as interim Chief Financial Officer of Medytox until September 9, 2015. Mr. Wadman will continue his employment with the Company as Corporate Controller.

Amendment to Hollis Employment Agreement

On June 16, 2015, Medytox entered into an amendment to its employment agreement with Sharon Hollis ("Hollis Employment Agreement"), pursuant to which Ms. Hollis vacated the position of Vice President of Operations and agreed to serve as an employee of Medytox on a part-time non-exclusive basis (the "Hollis Amendment"). Ms. Hollis reports directly to the Chief Executive Officer of Medytox and will assist with certain projects. Pursuant to the Hollis Amendment, Ms. Hollis' annual base salary was amended to be $85,000. The Hollis Amendment also provides that the provisions of the Hollis Employment Agreement are either exempt from or comply with the terms and conditions of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder.

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The Hollis Amendment further provides that if the merger between Medytox and CollabRx Merger Sub, Inc. ("Merger Sub") is consummated pursuant to the terms of the Agreement and Plan of Merger, dated as of April 15, 2015, by and among CollabRx, Inc. ("CollabRx"), Merger Sub, and Medytox (the "Merger Agreement"), Medytox will use its best efforts to effect the grant by CollabRx to Ms. Hollis, promptly upon the effectiveness of the merger, of (i) options to purchase 1,000,000 shares of CollabRx common stock with an exercise price of $5.00 per share and an expiration date of December 31, 2017, and (ii) options to purchase 1,000,000 shares of CollabRx common stock with an exercise price of $10.00 per share and an expiration date of December 31, 2022. The grants of options shall be made pursuant to, and subject to the terms of, the CollabRx 2007 Incentive Award Plan.

A copy of the Hollis Amendment is attached as Exhibit 10.3 to this report and is incorporated herein by reference.

Section 8 – Other Events

Item 8.01.	Other Events

On September 17, 2015, Medytox issued the press release attached hereto as Exhibit 99.1, regarding the appointment of Mr. Adams as Medytox's Chief Financial Officer.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)        Exhibits

Exhibit Number	Description

10.1	Amendment to Consulting Agreement, by and between SS International Consulting, Ltd. and Medytox Solutions, Inc., dated as of June 30, 2015.
10.2	Employment Agreement, dated as of September 9, 2015, between Medytox Solutions, Inc. and Jason P. Adams.
10.3	Amendment to Employment Agreement, dated as of June 16, 2015, between Medytox Solutions, Inc. and Sharon Hollis.
99.1	Press Release, dated September 17, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDYTOX SOLUTIONS, INC.

Dated: September 17, 2015	/s/ Seamus Lagan
Seamus Lagan
Chief Executive Officer (principal executive officer)

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment to Consulting Agreement, by and between SS International Consulting, Ltd. and Medytox Solutions, Inc., dated as of June 30, 2015.
10.2	Employment Agreement, dated as of September 9, 2015, between Medytox Solutions, Inc. and Jason P. Adams.
10.3	Amendment to Employment Agreement, dated as of June 16, 2015, between Medytox Solutions, Inc. and Sharon Hollis.
99.1	Press Release, dated September 17, 2015

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